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                                                                      Exhibit 24
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                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth E. Hendrickson and Steven
E. Snyder, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, for the registration of the sale of shares of Common Stock of Ancor Communications, Incorporated to be issued in connection with the Company's 1994 Long-Term Incentive and Stock Option Plan, as amended, and any and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: December 29, 1999


/s/ Kenneth E. Hendrickson                   /s/ Gerald M. Bestler
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Kenneth E. Hendrickson                       Gerald M. Bestler


/s/ Amyl Ahola                               /s/ Paul F. Lidsky
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Amyl Ahola                                   Paul F. Lidsky


/s/ John F. Carlson
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John F. Carlson                              Thomas F. Hunt, Jr.


/s/ Michael L. Huntley
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Michael L. Huntley